UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 30, 2004

Date of Report (Date of earliest event reported)

DICKIE WALKER MARINE, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-1138724	33-0931599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 South Coast Highway Oceanside CA 92054

(Address of Principal Executive Offices) (Zip Code)

(760) 450-0360

Registrant’s telephone number, including area code

(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

On July 30, 2004, Dickie Walker Marine, Inc. (the “Company”) announced the sale of 24 units, each consisting of 9,375 shares of common stock, one $12,500 promissory note, with interest payable at 8% per annum over a three-year term, and 5,000 30-month warrants to purchase common stock at $2.10 per share. The press release dated July 30, 2004 is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release issued by Dickie Walker Marine, Inc. on July 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2004	DICKIE WALKER MARINE, INC.

	By:	/s/ Gerald W. Montiel
Gerald W. Montiel Chairman, Chief Executive Officer and President